                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                                 INTRAV, INC.
               (Name of Registrant as Specified In Its Charter)

                    _______________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
      0-11.

      1)    Title of each class of securities to which transaction applies:

            ________________________________________________________________

      2)    Aggregate number of securities to which transaction applies:

            ________________________________________________________________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            ________________________________________________________________

      4)    Proposed maximum aggregate value of transaction:

            _______________________________________________________________

      5)    Total fee paid:

            ________________________________________________________________

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

            ________________________________________________________________

      2)    Form, Schedule or Registration Statement No.:

            ________________________________________________________________

      3)    Filing Party:

            ________________________________________________________________

      4)    Date Filed:

            ________________________________________________________________

                         [LOGO]    INTRAV(R)
                        THE DELUXE WORLD TRAVEL COMPANY

                                   NOTICE OF
                        ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 21, 1997

     To the Shareholders:

         The Annual Meeting of Shareholders of Intrav, Inc. (the
     "Company"), a Missouri corporation, will be held at the Ritz-Carlton, St. Louis located at 100 Carondelet Plaza, St. Louis, Missouri 63105 on Wednesday, May 21, 1997, at 11:00 a.m., local time, for the following purposes:

         1. To elect one director;

         2. To transact such other business as may properly come before the meeting and all adjournments thereof.

         The Board of Directors has fixed the close of business on March 31, 1997 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and all adjournments thereof.

                                     By order of the Board of Directors

                                     /s/ BARNEY A. EBSWORTH

                                     BARNEY A. EBSWORTH
                                     Chairman of the Board and Secretary

     April 15, 1997

         EVEN IF YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                                 INTRAV, INC.

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS

    The enclosed proxy is solicited on behalf of the Board of Directors of Intrav, Inc. (the "Company") for use at the Annual Meeting of its shareholders to be held May 21, 1997 at 11:00 a.m. at the Ritz-Carlton, St. Louis, located at 100 Carondelet Plaza, St. Louis, Missouri 63105. If the proxy is executed and returned to the Company, it nevertheless may be revoked at any time before it is exercised either by written notice to the Secretary of the Company or by attending the meeting and voting in person. If no contrary instructions are indicated on the proxy, the proxy will be voted for the election of the nominee herein as director. If matters other than those mentioned herein properly come before the meeting, the proxy will be voted by the persons named therein in a manner that they consider to be the best interests of the Company.

    Although the Company was incorporated in Missouri in 1983, it did not begin operations as a separate entity until October, 1992. The Company's executive offices are located at 7711 Bonhomme, St. Louis, Missouri 63105. This Proxy Statement and the accompanying form of proxy are first being sent to shareholders on or about April 15, 1997.

VOTING SECURITIES

    The holders of record of the Company's Common Stock, par value $.01 per share, as of the close of business on March 31, 1997, will be entitled to vote, either in person or by proxy, at the Annual Meeting and all adjournments thereof. At the close of business on February 28, 1997, 5,151,600 shares were issued and outstanding. A majority of the outstanding shares of Common Stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each share is entitled to one vote per share on all matters to be submitted to the vote of the shareholders. The Board knows of no matters other than the election of directors to be presented for consideration at the Annual Meeting.

    The affirmative vote of the holders of a majority of the shares entitled to vote which are present in person or represented by proxy at the 1997 Annual Meeting is required to elect directors and act on any other matters properly brought before the meeting. If more persons than the number of directors positions to be filled receive the affirmative vote of a majority of shares entitled to vote at the meeting, then the number of persons up to the number of directorships to be filled, who receive the most votes, or a "plurality," will be elected as directors.

    Shares represented by proxies which are marked "withhold authority" with respect to the election of any one or more nominees for election as directors, and proxies which are marked to deny discretionary authority on other matters, will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees, and against such other matters, respectively. A discussion of so-called "broker non-votes" is omitted from this Proxy Statement since no such concept is applicable in the election of directors.

    If the proxy is signed and returned without any direction given, shares will be voted for the election of the Board's slate of nominees and in their discretion, the persons named in the proxy are authorized to vote the shares of the shareholders giving the proxy for any nominee except for those nominees with respect to whom authority has been withheld.

HOLDINGS OF PRINCIPAL SHAREHOLDER AND MANAGEMENT

    The table below indicates certain information as of March 31, 1997 regarding beneficial ownership of the shares by (i) each person known by the Company to be the beneficial owner of more than five percent of the Company's issued and outstanding Common Stock on that date, (ii) each current director of the Company, and each director of the Company since January 1, 1996, including the nominee for election as a director, (iii) the Company's President and Chief Executive Officer, (iv) each executive officer named in the Summary Compensation Table (the "Named Executive Officers"), and (v) all executive officers and directors as a group.

                                                                                       NUMBER
                                          NAME                                      OF SHARES<F3>       PERCENT
                                          ----                                      -------------       -------
          The Revocable Trust of Barney A. Ebsworth,
            Dated July 23, 1986, as amended<F1>...............................        3,825,000            74%
          Paul H. Duynhouwer<F5>..............................................            5,000              <F2>
          Michael A. DiRaimondo...............................................           23,000<F4>          <F2>
          Richard L. Burkemper................................................           27,000<F4>          <F2>
          Brenda J. Stehle....................................................           26,000<F4>          <F2>
          John B. Biggs, Jr...................................................            1,000              <F2>
          William H.T. Bush...................................................           15,000              <F2>
          Frederic V. Malek...................................................           10,000              <F2>
          Larry R. Nolan<F6>..................................................           27,500<F4>          <F2>
          All executive officers and directors as a group (8 persons).........        3,932,000            75%

--------

<F1> Mr. Ebsworth is the sole trustee of the Revocable Trust of Barney A.
     Ebsworth and has sole voting and investment power with respect to the shares shown. The address of the Revocable Trust of Barney A. Ebsworth is 7711 Bonhomme Avenue, St. Louis, MO 63105-1961.

<F2> Less than 1%.

<F3> Individuals indicated have sole voting and investment power with respect to shares indicated.

<F4> Includes shares issuable upon exercise of options which are currently exercisable or which become exercisable within 60 days, pursuant to the Incentive Stock Plan (Mr. DiRaimondo--20,000; Mr. Burkemper--24,000; Mrs. Stehle--24,000; Mr. Nolan--22,000.

<F5> Mr. Duynhouwer was appointed President, Chief Executive Officer and a director of the Company on January 17, 1997.

<F6> Mr. Nolan resigned as President, Chief Executive Officer and a director of the Company on January 16, 1997.

                       PROPOSAL 1: ELECTION OF DIRECTOR

NOMINEE FOR DIRECTOR

    The Articles and the Bylaws as amended of the Company provide for a classified Board of Directors, with the Board divided into three classes whose terms expire at different times. The Company presently has five directors. One member is to be elected to the Board of Directors at the 1997 Annual Meeting and will serve a term of three years. Mr. Malek, a current director whose term will not continue after the date of the annual meeting, has indicated that he does not wish to stand for reelection. The Company is currently in the process of identifying a nominee to fill this directorship.

    The persons named in the enclosed form of proxy intend to vote such proxy for the election of the nominee named below as director of the Company, unless the shareholder indicates on the form of proxy that the vote should be withheld or a contrary director is indicated. If the proxy card is signed and returned without any direction given, shares will be voted for the election of the nominee named below. The Board of Directors has no reason to doubt the availability of the nominee and he has indicated his willingness to serve if so elected. If the nominee should decline or be unable to serve, it is intended that, in the discretion of the Board of Directors, either the size of the Board will be reduced or the proxies will vote for a substitute nominee or nominees designated by the Board of Directors.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The business of the Company is under the general management of the Board of Directors as provided by the laws of Missouri, the state of incorporation. The Board of Directors met on four occasions in 1996. In addition, during that period, the Board of Directors met by unanimous written consent on four additional occasions for the purpose of declaring cash dividends.

    The Company's Audit Committee is comprised of Messrs. Bush, Biggs, and Ebsworth. The function of the Audit Committee is to: (i) assist in the selection of independent auditors; (ii) direct and supervise investigations into matters relating to audit functions; (iii) review with independent auditors the plans and results of the audit engagement; (iv) review the degree of independence of the auditors; (v) consider the range of audit and non-audit fees; and (vi) review the adequacy of the Company's system of internal accounting controls. The Audit Committee met in February, 1996, with the independent auditors, to review the results of the 1995 audit. It also met in March, 1997 to review the results of the 1996 audit.

    The Compensation Committee, composed of the Company's non-employee directors, is responsible for reviewing and approving all elements of the total compensation program for the executive officers and certain other officers and employees of the Company, including incentive, bonus and stock option plans. During Fiscal 1996, the Compensation Committee met and reviewed the compensation of the Company's Chief Executive Officer and other executive officers for Fiscal 1996.

    The entire Board of Directors serves in the capacity of a Nominating Committee. The Board will accept recommendations for nominations as directors from shareholders. Shareholders wishing to propose such nominees for consideration should write to Mr. Barney A. Ebsworth at the executive office of the Company.

    During Fiscal 1996, each of the directors attended 100% of the aggregate of
(i) the total number of meetings of the Board of Directors held during the period for which he was a director and (ii) the total number of meetings held by all committees of the Board of Directors on which he served during the periods that he so served.

    INFORMATION AS OF FEBRUARY 28, 1997 REGARDING THE NOMINEE FOR DIRECTOR
                 TO BE ELECTED IN 1997 FOR TERM ENDING IN 2000

                                                  PRESENT TERM
           NAME                          AGE        EXPIRES                            BUSINESS EXPERIENCE
           ----                          ---      ------------                         -------------------

Paul H. Duynhouwer.................      62           1997      Director of the Company since January 1997. President and Chief
                                                                Executive Officer of Company since January 1997. President of
                                                                Clipper Cruise Line since 1989.

                    INFORMATION AS OF FEBRUARY 28, 1997 REGARDING THE DIRECTORS WHO ARE NOT NOMINEES
                                   FOR ELECTION AND WHOSE TERMS CONTINUE BEYOND 1997

                                                  PRESENT TERM
           NAME                          AGE        EXPIRES                            BUSINESS EXPERIENCE
           ----                          ---      ------------                         -------------------

Barney A. Ebsworth<F1><F2>.........      62           1998      Founded the business known as INTRAV in 1959. Prior to October
                                                                1992, the Company's operations were conducted as a division of
                                                                Windsor (a diversified real estate, travel and venture capital company founded by Mr. Ebsworth), during which time Mr. Ebsworth served as Windsor's Chairman of the Board and Chief Executive
                                                                Officer. In October 1992, the Company was spun-off as a separate entity. Since the spin-off, Mr. Ebsworth has served as Chairman of the Board and Chief Executive Officer of the Company until the
                                                                Company's IPO in May 1995, at which time he retired as the Chief
                                                                Executive Officer. He remains the Company's Chairman of the Board.

                                                  PRESENT TERM
           NAME                          AGE        EXPIRES                            BUSINESS EXPERIENCE
           ----                          ---      ------------                         -------------------

John B. Biggs, Jr.<F1><F2>.........      53           1999      Director of the Company since November 1995. Senior Vice
                                                                President--Wealth Management of Boatmen's Trust Company since
                                                                April 1995. Senior Vice President of Brown Group Inc. from January
                                                                1994 through March 1995. President of Brown Shoe Company, a member of Brown Group, Inc., from December 1990 through January 1994.

William H.T. Bush<F1>..............      58           1999      Director of the Company since June 1995. Chairman of the Board of
                                                                Bush, O'Donnell & Co. since 1986, Director of Mississippi Valley
                                                                Bancshares, Inc., Right Choice Managed Care, Inc., DT Industries,
                                                                Inc., and Search Capital Corporation.

--------

<F1> Member of the Audit Committee

<F2> Member of Compensation Committee

DIRECTORS' FEES

    Mr. Duynhouwer, (and Mr. Nolan, prior to January 16, 1997) as an employee of the Company, does not receive retainers or fees for attendance at Board or Board committee meetings. Messrs. Biggs, Bush, Ebsworth and Malek each receive an annual fee of $10,000 and $500 for each Board and Committee meeting they attend.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee's objective is to implement and administer a remuneration program that is both effective and responsible. This report documents the basis on which compensation decisions were made for Fiscal 1996, with respect to the Company's then President and Chief Executive Officer, Mr. Larry R. Nolan, and its other executive officers, Messrs. Richard L. Burkemper and Michael A. DiRaimondo and Ms. Brenda J. Stehle, respectively.

    The Compensation Committee consisted of Messrs. Malek (Chairman), Biggs and Ebsworth and approved the compensation paid to the Company's chief executive officer and other executive officers for Fiscal 1996, which was established in accordance with the employment agreements entered into by each executive officer with the Company, dated March 1, 1995.

    In making the compensation decision, the Compensation Committee considered, among other things, the compensation philosophy set forth below and the recent financial performance and results of operations of the Company. Although the compensation philosophy and financial and operating results were considered in setting the base salaries and annual bonuses payable to the chief executive officer and other executive officers, the Compensation Committee did not feel constrained to adhere to them in the face of potential unforeseen circumstances which may exist in a dynamic industry and economy and which may have affected the financial performance or results of operations in a manner beyond the control of the chief executive officer and the Company's other executive officers. The informal and subjective nature of the process made it possible for the Compensation Committee to consider the degree of success the chief executive officer and the other executive officers had in responding to these unforeseen circumstances.

COMPENSATION OF CHIEF EXECUTIVE OFFICER AND OTHER EXECUTIVE OFFICERS

    In setting the compensation of the chief executive officer, the Compensation Committee considered Mr. Nolan's leadership qualities, managerial style, commitment to the Company and experience with the Company. The Compensation Committee generally recognized the challenging economic conditions confronting the Company and acknowledged that these conditions made the job of the chief executive officer more difficult and complex.

    In setting the compensation of the other executive officers, the Compensation Committee, in consultation with Mr. Nolan, performed a subjective evaluation of each executive officer which was based on his overall perception of the executive officer's job performance and potential for assuming increased responsibility within the Company, but without relying on any one particular measurement of evaluation. Factored into this analysis was the Compensation Committee's subjective beliefs as to the value to the Company of the services performed by the particular executive officer, the executive officer's contribution to the overall financial success, operating condition and performance of the Company, the degree of complexity the position entails and the training and experience necessary to perform the particular position adequately. Other factors considered were the length of service with the Company, the need to pay sufficient compensation to avoid the potential loss of the employee to a competitor or to another industry and the costs incurred in recruiting and training a replacement.

LONG TERM INCENTIVE COMPENSATION

    The Compensation Committee and the Board of Directors believe that a portion of the total compensation package of the Company's executive officers should be in the form of, or related to, ownership of Common Stock as a means to ensure that the interests of management and the shareholders are aligned. Under the 1995 Incentive Stock Plan, the Compensation Committee, which administers the plan, may award non-qualified stock options, incentive stock options, restricted stock and stock appreciation rights. Except for the initial grant of non-qualified stock options as described below, future grants of benefits under the Incentive Stock Plan are at the discretion of the Compensation Committee.

    Pursuant to the terms of the Incentive Stock Plan, Mr. Nolan was granted options in May and June 1996 to purchase 200,000 shares (110,000 shares at $8.00 per share and 90,000 shares at $7.66 per share). These options were forfeited on January 16, 1997 as a result of Mr. Nolan's resignation from the Company.

COMPENSATION PHILOSOPHY AND OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAMS

    It is the philosophy of the Company and the Compensation Committee that all compensation programs should provide a direct link between the performance of the Company and the compensation of its executive officers. Consistent with this philosophy, all of the executive officer compensation plans have been designed to attract, motivate, reward and retain the broad-based management talent required to achieve corporate objectives and increase shareholder value. The Compensation Committee believes the employment agreements entered into by each of the executive officers and the Company, dated March 1, 1995, and the Company's 1995 Incentive Stock Plan are designed to meet this objective.

Frederic V. Malek             John B. Biggs, Jr.             Barney A. Ebsworth
Chairman

                            EXECUTIVE COMPENSATION

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

    Effective March 1, 1995, Messrs. Nolan, Burkemper, and DiRaimondo and Ms. Stehle entered into employment agreements with the Company (the "Employment Agreements"). Except for the compensation to be paid to each employee thereunder, the Employment Agreements are identical. The Employment Agreements provide that each employee shall receive an annual base salary (the "Base Salary"), as well as a base annual bonus ("Annual Bonus") equal to a percentage of the average annual income or loss of the Company before incentive compensation and income taxes, for the current calendar year and the immediate two previous calendar years (the "Bonus Income Amount"). Pursuant to the Employment Agreements, Mr. Nolan is to receive a Base Salary of $225,000 and an Annual Bonus equal to 4.3% of the Bonus Income Amount; Mr. Burkemper is to receive a Base Salary of $160,000 and an Annual Bonus equal to 2.5% of the Bonus Income Amount; Ms. Stehle is to receive a Base Salary of $150,000 and an Annual Bonus equal to 2.2% of the Bonus Income Amount; and Mr. DiRaimondo is to receive a Base Salary of $105,000 ($120,000 effective March 1, 1996) and an Annual Bonus equal to 1.0% of the Bonus Income Amount. Pursuant to the Employment Agreements, the Company may increase an employee's compensation from time to time at its option.

                                       5
 PAGE> 8
    Each Employment Agreement may be terminated with or without cause by either party at any time by written notice given to the other party. Pursuant to the terms of the Employment Agreements, if an employee's employment is terminated, and such employee is then, and continues to be, in compliance with the terms of the Employment Agreement, the Company is required to pay to such terminated employee (i) the amount of Annual Bonus owed such terminated employee for the calendar year prior to termination which has not been paid at the time of termination; (ii) a portion of the Annual Bonus for the calendar year during which the termination occurs which represents the number of actual days such employee was employed during such year divided by 365, one half of which amount is payable on the later of (a) 75 days following the calendar year end, or (b) nine months following termination of such employee's employment and the remainder of which is payable within 18 months following termination of such employee's employment; and (iii) if such employee's employment is terminated for any reason other than cause, 100% of the terminated employee's Base Salary, one half of which amount is payable within nine months, and the remainder of which is payable within 18 months, following termination of such employee's employment for any reason. Each Employment Agreement also provides for an 18 month noncompetition period following termination of an employee's employment. Mr. Nolan resigned from the Company on January 16, 1997. In accordance with the above mentioned agreement, the Company has accrued for payment to Mr. Nolan an amount equal to one year's annual salary ($225,000) of which one half is to be paid on October 16, 1997, and the remainder on July 16, 1998, providing the noncompetition provisions of the agreement are met.

    In addition, and in lieu of the one year severance payment descried in
(iii) above, if, within two years following a change in control of the Company, the Company terminates an employee's employment for any reason other than for an act of dishonesty in the performance of such employee's duties, or such employee terminates his or her employment because his or her authority or responsibility is substantially reduced, or because he or she is required to move his or her residence from the St. Louis metropolitan area or because his or her travel obligations are materially increased without his or her consent, the Company is obligated to pay such employee 300% of such employee's current Base Salary, provided such employee is then, and continues to be, in compliance with the terms of the Employment Agreement.

    Mr. Duynhouwer was appointed President and Chief Executive Officer of the Company on January 17, 1997. Mr. Duynhouwer entered into a Deferred Compensation Agreement with Clipper Cruise Line on January 1, 1990, and amended December 23, 1996. Clipper Cruise Line was acquired by the Company on December 31, 1996. Under this agreement, Mr. Duynhouwer shall receive an annual base salary of $275,625, which shall increase by 5% on August 1, of 1997, 1998 and 1999. In addition, Mr. Duynhouwer earns a minimum annual deferred bonus of $50,000 plus 5% of the first $1,000,000 of annual pre-tax earnings of Clipper and 10% of any annual pre-tax earnings of Clipper in excess of $1,000,000. The cumulative bonus vests at 10% per year, with vested bonus amount earning interest at 10% per year.

    Pursuant to the terms of the Incentive Stock Plan, on March 19, 1997, the Compensation Committee granted Mr. Duynhouwer options to purchase 200,000 shares at $7.375. Each option vests over a five-year period with 20% vesting each year, and provides for accelerated vesting in the event of a change in control of the Company.

                                                    SUMMARY COMPENSATION TABLE

                                                                               ANNUAL                LONG TERM
                                                                          COMPENSATION<F1>          COMPENSATION
                                                                        --------------------       AWARDS/OPTIONS       ALL OTHER
             NAME AND PRINCIPAL POSITION                       YEAR     SALARY<F9>     BONUS      NUMBER OF SHARES     COMPENSATION
             ---------------------------                       ----     ----------     -----      ----------------     ------------
Barney A. Ebsworth<F2>                                         1996           --           --              --                --
Chairman                                                       1995     $281,250     $189,682              --          $ 13,838<F6>
                                                               1994     $750,000     $489,192              --          $ 20,760<F7>

Larry R. Nolan<F3>                                             1996     $225,000     $333,663         200,000          $357,642<F4>
President & Chief Executive Officer                            1995     $221,834     $287,639         110,000<F8>      $ 33,646<F6>
                                                               1994     $206,000     $269,053              --          $ 20,760<F7>

Richard L. Burkemper                                           1996     $160,000     $193,990              --          $ 37,721<F5>
Senior Vice President, Sales/Marketing                         1995     $159,164     $167,232          60,000<F8>      $ 28,742<F6>
                                                               1994     $155,000     $146,035              --          $ 20,760<F7>

Brenda J. Stehle                                               1996     $150,000     $170,711              --          $ 51,471<F5>
Senior Vice President, Operations                              1995     $145,834     $147,164          60,000<F8>      $ 25,857<F6>
                                                               1994     $125,000     $ 81,288              --          $ 20,760<F7>

Michael A. DiRaimondo                                          1996     $117,500     $ 77,596              --          $ 22,720<F5>
Senior Vice President & Chief Financial Officer                1995     $104,166     $ 66,893          50,000<F8>      $ 17,386<F6>
                                                               1994     $ 90,000     $ 33,873              --          $ 17,672<F7>

--------

<F1> The named individuals did not receive any annual compensation not properly categorized as salary or bonus, except for certain perquisites and other personal benefits, which are not shown because the aggregate amount of such compensation for each of the named individuals during such fiscal year did not exceed the lesser of $50,000 or 10% of total salary and bonus reported for each such individual.

<F2> Mr. Ebsworth retired as Chief Executive Officer, effective as of the
     Company's initial public offering, at which time he ceased being compensated as an executive officer of the Company. Mr. Ebsworth remains Chairman of the Board and receives directors fees as a non-employee Director. The 1995 amounts represent compensation paid to Mr. Ebsworth through May 18, 1995.

<F3> Mr. Nolan resigned as President and Chief Executive Officer of the
     Company, effective January 16, 1997.

<F4> Represents premium paid by the Company for split-dollar insurance coverage, plus Company contribution of $14,283 under the Intrav, Inc. Profit Sharing Retirement Savings Plan, and severance payment of $225,000 to be paid in accordance with employment agreement.

<F5> Represents premium amounts paid by the Company for split-dollar life insurance coverage plus Company contributions of $14,283 for each individual under the Intrav, Inc. Profit Sharing Retirement Savings Plan, a defined contribution plan covering substantially all employees of the Company.

<F6> Represents amounts paid to employees as settlement of accrued vacation liabilities and Company contributions of $13,838 for each individual under the Windsor, Inc. Profit Sharing Retirement Savings Plan, a multi-employer defined contribution plan covering substantially all employees of the Company, Windsor and Windsor's subsidiaries.

<F7> Represents company contributions on behalf of the named individuals under the Windsor, Inc. Profit Sharing Retirement Savings Plan.

<F8> The option agreements evidencing the options previously granted on May 26,
     1995, were amended on August 8, 1996, to provide for accelerated vesting of options, in the event of a change in control of the Company.

<F9> Amounts shown include cash compensation earned and received as well as cash compensation earned but deferred at the election of the officer.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                            INDIVIDUAL GRANTS

                                                       PERCENT OF TOTAL
                        OPTIONS/SARs                     OPTIONS/SARs          EXERCISE                              <F2>
                          GRANTED          GRANT     GRANTED TO EMPLOYEES       OR BASE      EXPIRATION        -----------------
      NAME                (#)<F1>          DATE         IN FISCAL YEAR       PRICE ($/SH)       DATE           5%            10%
      ----              ------------       -----     --------------------    ------------    ----------        --            ---
Larry R. Nolan......       110,000       05/31/96             55%                $8.00        05/31/06      $553,300     $1,402,500
                            90,000       06/24/96             45%                $7.66        06/24/06      $433,800     $1,098,900

--------

<F1> Each option vests over a five-year period with 20% vesting each year, and provides for accelerated vesting in the event of a change in control of the Company. All options granted were forfeited as a result of Mr. Nolan's resignation on January 16, 1997.

<F2> The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND END OF FISCAL YEAR
OPTION VALUES

                                                 NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                                                 OPTIONS/SARs AT FISCAL           IN-THE-MONEY OPTIONS
                                                      YEAR END (#)               AT FISCAL YEAR END ($)
         NAME                                  EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
         ----                                  --------------------------      --------------------------
Larry R. Nolan...............................       22,000/288,000<F1>                  $0/0<F2>

Richard L. Burkemper.........................        12,000/48,000                      $0/0<F2>

Brenda J. Stehle.............................        12,000/48,000                      $0/0<F2>

Michael A. DiRaimondo........................        10,000/40,000                      $0/0<F2>

--------

<F1> The remaining unexercisable options (288,000 shares) at December 31, 1996 were forfeited on January 16, 1997 as a result of Mr. Nolan's resignation from the Company.

<F2> The exercise price of the stock options granted exceeded the market price of the Common Stock on December 31, 1996. Accordingly, such options are not considered to have been "in-the-money" and are not included.

          COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

    On December 31, 1996, the Company acquired all the outstanding common stock of Clipper Cruise Line consisting of Clipper Cruise Line, Inc., Clipper Adventure Cruises, Inc., Republic Cruise Line, Inc., and Liberty Cruise Line, Inc., from Windsor, Inc. ("Windsor"), a company controlled by Barney A. Ebsworth, the Company's Chairman of the Board and majority stockholder. The Stock Purchase Agreement included an initial payment of approximately $9,900,000 and the assumption of indebtedness of $5,500,000 owed by Clipper to Windsor, with an additional $213,000 payment on March 14, 1997. Additional consideration of up to $3,000,000 may be paid to the extent the cumulative net cruise revenues (as defined in the Stock Purchase Agreement) of Clipper exceed $70,000,000 in the period January 1, 1996 through December 31, 2000. Stifel, Nicolaus & Company of St. Louis issued an opinion to the Board of Directors, as to the fairness to the shareholders of the Company, from a financial point of view, of the consideration paid to acquire Clipper Cruise Line.

    The Company leases its principal offices from Windsor Management Corporation, as agent for Windsor Real Estate, Inc. Windsor Management Corporation and Windsor Real Estate, Inc., are wholly-owned subsidiaries of Windsor. The lease expires at December 31, 2001 and includes a renewal option for one additional five-year period. Annual rent under the lease is $664,000, plus various escalation payments. During 1996, the Company paid Windsor Management Corporation $499,000 in lease payments and expects to pay $664,000 in 1997.

    Windsor provides the Company certain administrative services principally for employee benefits, legal, tax and insurance matters for which it charges a fee. Fees paid to Windsor for these services totaled $67,000 in 1996.

                         STOCK PRICE PERFORMANCE GRAPH

    The graph below compares cumulative total shareholder return (assuming reinvestment of dividends) to the cumulative total return of the S&P 500 index and to the peer group index. The comparison of total return assumes that a fixed investment of $100 was invested on May 18, 1995 (the effective date of the company's IPO) in the Company's shares and in each of the foregoing indices. The information on the graph covers the period from May 18, 1995 through December 31, 1996. Since there is no nationally recognized industry index consisting of travel companies to be used as a peer group index, the Company construed its own peer group. This peer group is composed of companies that operate in the various facets of the travel industry, including airlines (AMR Corp., Southwest Airlines), hotels (Hilton, Marriott International), and cruise lines (Carnival Corp., Royal Caribbean Cruises). The Company believes that the companies comprising the peer group, individually or collectively, have operations that are consistent with Intrav, Inc. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                                    [GRAPH]

                                                     MAY 18, 1995    DECEMBER 29, 1995    DECEMBER 31, 1996
                                                     ------------    -----------------    -----------------

S&P 500...........................................       100                119                  143

Peer Group........................................       100                102                  129

Intrav, Inc.......................................       100                 64                   74

                             INDEPENDENT AUDITORS

    The Company is presently utilizing the services of Deloitte & Touche LLP, independent auditors, which has been the Company's independent auditors since 1993, and which will serve as the Company's independent auditors for the fiscal year ending December 31, 1997. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

    Any shareholder proposals intending to be presented at the 1998 Annual Meeting must be received by the Company at its principal executive offices no later than December 16, 1997, in order to be considered for inclusion in the proxy materials.

                                 OTHER MATTERS

    As stated elsewhere herein, the Board of Directors knows of no other matters to be presented for consideration at the Annual Meeting. If any other matter shall properly come before the meeting, the persons named in the accompanying form of proxy intend to vote on such matters in accordance with their judgment.

    The expense of preparing, printing and mailing proxy materials to the holders of the Company's shares will be borne by the Company. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the common shares.

April 15, 1997

                         [LOGO]    INTRAV(R)
                        THE DELUXE WORLD TRAVEL COMPANY

                                                         April 15, 1997

        Dear Intrav, Inc. Shareholder:

            You are cordially invited and encouraged to attend the 1997 Annual Meeting of Shareholders of Intrav, Inc. The meeting will be held on Wednesday, May 21, 1997, at 11:00 a.m., central daylight time at the Ritz-Carlton, St. Louis, 100 Carondelet Plaza, St. Louis, Missouri 63105.

            If you cannot personally attend the meeting, please vote your preference on the proxy card attached below and return it promptly. Your participation in Intrav, Inc.'s, business, whether in person or by proxy, is an important part of the Corporations' governance.

            I look forward to and appreciate your participation in Intrav, Inc.'s 1997 Annual Meeting of Shareholders.

                                        Very Truly Yours,

                                        /s/ BARNEY A. EBSWORTH

                                        BARNEY A. EBSWORTH
                                        Chairman of the Board and
                                        Secretary

                            DETACH PROXY FORM HERE
-----------------------------------------------------------------------------

PROXY                            INTRAV, INC.

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS--MAY 21, 1997

    The undersigned, revoking all previous proxies, hereby appoints Barney A. Ebsworth, Paul H. Duynhouwer and Michael A. DiRaimondo or either of them as Proxy or Proxies of the undersigned, each with the power to appoint his substitute, to vote, as designated below, all of the shares of Common Stock of Intrav, Inc. (the "Corporation") held of record by the undersigned on March 31, 1997, at the annual meeting of stockholders to be held at 11:00 a.m. central daylight time on May 21, 1997, at the Ritz-Carlton, St. Louis, 100 Carondelet Plaza, St. Louis, MO 63105, and at any adjournment thereof.

ITEM 1. ELECTION OF DIRECTOR

        / /  FOR nominee listed below      / /  WITHHOLD AUTHORITY to vote for
             (except as marked to the           nominee listed below.
             contrary below)                    listed below.

(INSTRUCTION: To withhold authority to vote for nominee, strike a line through the nominee's name listed below).

                              Paul H. Duynhouwer

    In their sole discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment thereof.

                              (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE.)

                         [LOGO]    INTRAV(R)
                        THE DELUXE WORLD TRAVEL COMPANY

                            DETACH PROXY FORM HERE
-----------------------------------------------------------------------------

    THIS PROXY WILL BE VOTED AS SPECIFIED IN THE SPACES PROVIDED THEREFOR OR, IF NO SUCH SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTRAV, INC.

                                 SIGN
                                 HERE ________________________________________
                                 (Please sign exactly as name appears hereon)

                                 SIGN
                                 HERE ________________________________________
                                 Executors, administrators, trustees, etc.
                                 should so indicate when signing

                                 Dated _______________________________________

                                  Appendix

      Page 9 of the printed Proxy contains a Stock Price Performance Graph. The information in the graph is set forth in the table which immediately follows said graph.